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MaxCyte, Inc.

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MAXCYTE, INC.
22 Firstfield Road, Suite 110
Gaithersburg, Maryland 20878
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On October 29, 2021
Dear Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of MaxCyte, Inc., a Delaware corporation (the “Company”). The meeting will be held on Friday, October 29, 2021 at 11:00 a.m. Eastern Time at 21 Firstfield Road, Suite 202, Gaithersburg, Maryland 20878. The meeting will be held for the following purposes:
1.
To elect the Board’s three nominees, Will Brooke, John Johnston and Richard Douglas, PhD, to the Board of Directors to hold office until the 2024 Annual Meeting of Stockholders.

2.
To approve the Company’s 2021 Equity Incentive Plan.

3.
To approve the Company’s 2021 Employee Stock Purchase Plan.

4.
To ratify the selection by the Audit Committee of the Board of Directors of CohnReznick LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

5.
To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is September 20, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Friday, October 29, 2021 at 21 Firstfield Road, Suite 202, Gaithersburg, Maryland 20878:
The proxy statement and annual report to stockholders are available at www.proxyvote.com.
By Order of the Board of Directors
Maher Masoud
Secretary
Gaithersburg, Maryland
October 1, 2021
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

MAXCYTE, INC.
22 Firstfield Road, Suite 110
Gaithersburg, Maryland 20878
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
October 1, 2021
PROXY SUMMARY
In this Proxy Statement, we refer to MaxCyte, Inc. as the “Company,” “MaxCyte,” “we,” or “us” and the Board of Directors as our “Board.” When we refer to MaxCyte’s fiscal year, we mean the twelve-month period ending December 31 of the stated year. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider and you should read the entire Proxy Statement before voting.
MEETING AGENDA
Proposals	Page	Voting Standard	Board Recommendation
Election of Directors	7	Plurality	For each director nominee
Approval of the 2021 Employee Incentive Plan	17	Majority of shares present in person or represented by proxy and entitled to vote on the matter	For
Approval of the 2021 Employee Stock Purchase Plan	24	Majority of shares present in person or represented by proxy and entitled to vote on the matter	For
Ratification of the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for fiscal 2021	27	Majority of shares present in person or represented by proxy and entitled to vote on the matter	For

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors (the “Board”) of MaxCyte, Inc. (sometimes referred to as the “Company” or “MaxCyte”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to mail these proxy materials on or about October 1, 2021 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The meeting will be held on Friday, October 29, 2021 at 11:00 a.m. Eastern Time at 21 Firstfield Road, Suite 202, Gaithersburg, Maryland 20878. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on September 20, 2021 will be entitled to vote at the Annual Meeting. On the record date, there were 100,410,560 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on September 20, 2021 your shares were registered directly in your name with MaxCyte’s transfer agent, Computershare Trust Company N.A. (“Computershare”), then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on September 20, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are four matters scheduled for a vote:
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Election of three directors (Proposal 1);

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Approval of the 2021 Employee Incentive Plan (Proposal 2);

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Approval of the 2021 Employee Stock Purchase Plan (Proposal 3); and

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Ratification of selection by the Audit Committee of the Board of CohnReznick LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021 (Proposal 4).

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy.
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To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote prior to the Annual Meeting (until 11:59 p.m. Eastern Time on Thursday, October 28, 2021), you may vote via the internet at www.proxyvote.com by telephone or by completing and returning the proxy card or voting instruction form, as described below.

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To vote through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on Thursday, October 28, 2021 to be counted.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on Thursday, October 28, 2021 to be counted.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. You should mail your signed proxy card sufficiently in advance for it to be received by October 28, 2021.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from MaxCyte. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote at the Annual Meeting, you may be required to obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.
Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of September 20, 2021.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director (Proposal 1), “For” the approval of the 2021 Equity Incentive Plan (Proposal 2), “For” the approval of the 2021 Employee Stock Purchase Plan (Proposal 3) and “For” the ratification of CohnReznick as the independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 4). If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under applicable rules, brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under such rules, but not with respect to “non-routine” matters. Proposals 1, 2 and 3 are considered to be “non-routine” under such rules, meaning that your broker may not vote your shares on these proposals in the absence of your voting instructions. However, Proposal 4 is considered to be “routine” under such rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 4.
If you a beneficial owner of shares held in street name, and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
We have engaged D.F. King & Co., Inc. to assist us in the solicitation of proxies for the Annual Meeting. We expect to pay D.F. King a fee of approximately $20,000 plus out-of-pocket expenses. You may contact D.F. King at:
United Kingdom: D.F. King Ltd 65 Gresham St, London EC2V 7NQ, United Kingdom Email: proxy@dfkingltd.com Telephone: +44 20 7920 9700	United States: D.F. King & Co., Inc 48 Wall Street, 22nd Floor New York, NY 10005 Email: mxct@dfking.com Telephone: +1 212 269 5550
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to MaxCyte’s Secretary at
22 Firstfield Road, Suite 110, Gaithersburg, Maryland 20878.

· You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by that organization.
When are stockholder proposals and director nominationsdue for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing a reasonable time before we begin to print and send those materials. We currently expect to hold next year’s meeting of stockholders in May 2022. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2022 Annual Meeting of Stockholders, you must deliver your notice to our Corporate Secretary at the address above at least 90 days, but not more than 120 days, prior to the date of next year’s annual meeting, or not more than 10 days after we publicly announce the date of next year’s annual meeting. Your notice to the Corporate Secretary must set forth information specified in our Amended and Restated Bylaws, including your name and address and the number of shares of our stock that you beneficially own.
If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed: 1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting; and 2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director: 1) the name, age, business address and residence address of the person; 2) the principal occupation or employment of the person; 3) the number of shares of our stock that are owned of record and beneficially owned by the person; 4) the date or dates on which the shares were acquired and the investment intent of the acquisition; and 5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.
For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2021.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count: with respect to Proposal 1, votes “For,” “Withhold” and broker non-votes; and, with respect to Proposals 2,

3 and 4, votes “For,” “Against” and abstentions, as well as broker non-votes if applicable. Broker non-votes on Proposals 1, 2 and 3 will have no effect and will not be counted towards the vote totals for these proposals. We do not expect broker non-votes on Proposal 4. Abstentions on Proposals 2, 3 and 4 will be counted towards the vote totals for these proposals and will have the same effect as “Against” votes.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposals 1, 2 and 3 are considered to be “non-routine” and we therefore expect broker non-votes on these proposals. However, because Proposal 4 is considered “routine,” we do not expect broker non-votes on this proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
For the election of directors (Proposal 1), the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.
To be approved, Proposal 2, approval of the 2021 Equity Incentive Plan, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
To be approved, Proposal 3, approval of the 2021 Employee Stock Purchase Plan, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
To be approved, Proposal 4, ratification of the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Since brokers have authority to vote on your behalf with respect to Proposal 4, we do not expect broker non-votes on this proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the record date, there were 100,410,560 shares outstanding and entitled to vote. Thus, the holders of 50,205,281 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.
What proxy materials are available on the internet?
The proxy statement and annual report to stockholders are available at www.proxyvote.com.

PROPOSAL 1
ELECTION OF DIRECTORS
MaxCyte’s Board is divided into three classes. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has nine members. There are four directors in the class whose term of office expires in 2021. One of these directors, J. Stark Thompson, has notified us that he will not stand for reelection at the Annual Meeting. Each of the three nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of these three nominees would serve until the 2024 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Effective as of July 2021, it is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting, in person or telephonically. Two of our directors attended the 2020 Annual Meeting of Stockholders.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by MaxCyte. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
The following is a brief biography of each nominee for director and each director whose term will continue after the Annual Meeting, including a discussion of the specific experience, qualifications, attributes or skills of each nominee and continuing director that led the Nominating and Corporate Governance Committee (the “N&CG Committee”) of the Board to recommend that person as a nominee for director or that describes the reasons as to why the Company believes that the director should continue to serve on the Board.
The N&CG Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the N&CG Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the N&CG Committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the N&CG Committee also takes into account gender, age and ethnic diversity.
Nominees for Election for a Three-year Term Expiring at the 2024 Annual Meeting
Will Brooke, age 65
Will Brooke has served on our Board since March 2004. Mr. Brooke is a limited partner of Harbert Management Corporation, or HMC, which he co-founded in 1993, most recently serving as EVP and Managing Partner of its venture capital funds family from July 2003 to December 2014. Mr. Brooke has been advising and investing in early-stage and growth companies for more than 30 years, and previously served on the boards of numerous pharmaceutical and medical equipment companies such as nContact, Inc., NovaMin Technology, Inc. and Emageon Corporation. Since December 2018 he has also served as a board member of KPX, LLC, an environmental, social and governance advisory firm serving the investment and advisory sectors. Prior to joining HMC, Mr. Brooke practiced law for a decade. Mr. Brooke received a B.S. in Business Management and a J.D. from the University of Alabama. Our Board believes Mr. Brooke’s extensive business experience and deep financial knowledge qualifies him to serve as a director.

John Johnston, age 62
John Johnston has served on our Board since January 2016. Mr. Johnston previously served on the board of directors of Midatech Pharma from December 2014 to February 2019, Flow Group from August 2013 to October 2017, Action Hotels from December 2013 to December 2018 and Constellation Healthcare Technologies from December 2014 to January 2017. From August 2011 to April 2013 Mr. Johnston served as managing director of institutional sales at Nomura Code, and from 2008 to 2011, he was director of sales and trading at Seymour Pierce. In 2003, Mr. Johnston founded Revera Asset Management, where he oversaw an investment trust, a unit trust and a hedge fund, which he ran until 2007. Mr. Johnston began his investment career at the Royal Bank of Scotland and previously held positions at Legg Mason Investors and Murray Johnston. Mr. Johnston received his B.A. in commerce from Abertay University and his M.B.A. from the University of Dundee. Our Board believes Mr. Johnston’s executive leadership and operational experience qualify him to serve as a director.
Richard Douglas, PhD, age 68
Richard Douglas has served on our Board since February 2018. Dr. Douglas formerly served as the senior vice president of corporate development of Genzyme Corporation where he worked from 1989 until 2011 when Genzyme was acquired by Sanofi. Prior to joining Genzyme, Dr. Douglas served in science and corporate development capacities at Integrated Genetics prior to its acquisition by Genzyme in 1989. Since 2011 Dr. Douglas has served as an adviser to RedSky Partners, a biotechnology-focused advisory firm and also as executive director of Labyrinth Choir, Inc. He is chairman of the board of directors of Aldeyra Therapeutics which he joined in 2016 and has been a board member of Novavax, Inc. since 2010. He has a B.S. in chemistry from the University of Michigan, where he now serves as chair of the National Advisory Board for the Office of Technology Transfer, and a Ph.D. in biochemistry from the University of California, Berkeley. Our Board believes that Dr. Douglas’s significant business experience and scientific background qualify him to serve as a director.
The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.
Directors Continuing in Office Until the 2022 Annual Meeting
Doug Doerfler, age 65
Doug Doerfler has served as our president and chief executive officer and on our Board since July 1998. Prior to cofounding MaxCyte in 1998, Mr. Doerfler served as president and chief executive officer and as a director of Immunicon Corporation. Prior to joining Immunicon, Mr. Doerfler held executive positions at life sciences company Life Technologies Corporation (now Thermo Fisher). Mr. Doerfler currently serves as chair emeritus of the Maryland Tech Council and on the executive committee of the Biotechnology Innovation Organization. Mr. Doerfler received his B.S. in finance from the University of Baltimore School of Business. Our Board believes that Mr. Doerfler’s life science and cell therapy industry knowledge and public company management experience qualify him to serve as a director.
Yasir Al-Wakeel, BM BCh, age 40
Yasir Al-Wakeel has served on our Board since June 2021. Dr. Al-Wakeel has served as Chief Financial Officer and Head of Corporate Development of Kronos Bio, Inc. since August 2020. Prior to joining Kronos Bio, Dr. Al-Wakeel served as the Chief Financial Officer of Neon Therapeutics, Inc. from July 2017 to May 2020. Previously, Dr. Al-Wakeel served as the Chief Financial Officer and Head of Corporate Development at Merrimack Pharmaceuticals, Inc. from August 2015 until July 2017. Dr. Al-Wakeel previously served in various capacities at Credit Suisse, an investment banking firm, from 2008 to 2015. While at Credit Suisse, Dr. Al-Wakeel was Director of Healthcare Investment Banking, focused on biotechnology, and, prior to that role, he was an Equity Research Analyst covering the biotechnology and specialty pharmaceuticals sectors. Before joining Credit Suisse, Dr. Al-Wakeel was a practicing physician, holding both clinical and academic medical posts. Dr. Al-Wakeel received his BM BCh (Doctor of Medicine and Surgery) from Oxford University and his M.A. in theology from Cambridge University. Our Board believes that Dr. Al-Wakeel’s significant scientific and finance background qualify him to serve as a director.
Rekha Hemrajani, age 52
Rekha Hemrajani has served on our Board since June 2021. Ms. Hemrajani has served as Chief Executive Officer and Director of Jiya Acquisition Corporation since August 2020. She previously served as President and Chief Executive Officer of Aravive, Inc., a clinical-stage biotechnology company, from January 2020 to April 2020. From March 2019 to September 2019, Ms. Hemrajani served as the Chief Operating Officer and Chief Financial Officer of Arcus Biosciences, a biotechnology company. From March 2016 to March 2019, she served as Chief Operating Officer of FLX Bio, Inc. (now RAPT Therapeutics, Inc.), a biotechnology company. Ms. Hemrajani currently serves as a director of the publicly held company ALX Oncology Holdings, Inc. and previously served as a director of Adverum Biotechnologies, Inc. and Aravive, Inc. She holds a B.S. in Economics and Computer Science from the University of Michigan and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University. Our Board believes Ms. Hemrajani is qualified to serve as a director due to her executive and financial experience at multiple companies in the biopharmaceutical and biotechnology industries.
Directors Continuing in Office Until the 2023 Annual Meeting
Art Mandell, age 68
Art Mandell has served on our Board since May 2006. Mr. Mandell served as president and chief operating officer of Prestwick Pharmaceuticals, Inc. from October 2005 to August 2007. Prior to Prestwick, Mr. Mandell was president and chief executive officer and a director of Cellective Therapeutics, Inc. from 2004 to 2005, when it was acquired by Astra Zeneca/MedImmune. Before Cellective, Mr. Mandell served as president and chief executive officer and director of Stemron Corporation from 2001 to 2003, and as senior vice president and chief business officer of Human Genome Sciences, Inc. from 1997 to 2001. Mr. Mandell began his healthcare career at Syntex Pharmaceutical Corporation. Mr. Mandell received his B.S. from San Jose State University and his M.B.A. from Santa Clara University. Our Board believes Mr. Mandell’s extensive knowledge and experience in both pharmaceuticals and biotechnology qualify him to serve as a director.
Stanley C. Erck, age 73
Stanley Erck has served on our Board since March 2005. Mr. Erck has served as president and chief executive officer of Novavax, Inc. since April 2011 and as a director of Novavax since June 2009. Mr. Erck previously served as executive chairman of Novavax from February 2010 to April 2011 and interim chief financial officer from November 2017 to March 2018. From 2000 to 2008, Mr. Erck served as president and chief executive officer of Iomai Corporation, a developer of vaccines and immune system therapies, which was acquired in 2008 by Intercell AG. He also previously held leadership positions at Procept, a publicly traded immunology company, Integrated Genetics, now Sanofi Genzyme and Baxter International. Mr. Erck also served on the board of directors of BioCryst Pharmaceuticals from December 2008 to December 2018. Mr. Erck currently serves on the board of directors of MDBio Foundation. Mr. Erck received a B.S. in economics from the University of Illinois and an M.B.A. from the University of Chicago. Our Board believes Mr. Erck’s public company board experience and extensive knowledge and experience in biotechnology qualify him to serve as a director.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE
Independence of The Board of Directors
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Thompson, Dr. Al-Wakeel, Mr. Brooke, Dr. Douglas, Ms. Hemrajani, Mr. Erck, Mr. Johnston and Mr. Mandell. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
Board Leadership Structure
The Board currently has an independent chairman who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Chairman can enhance the effectiveness of the Board as a whole.
As described in this proxy statement, the current Chairman, Dr. Thompson, will not be standing for reelection at the Annual Meeting. The Company expects the Board to appoint a new Chairman following the Annual Meeting.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee of our Board (the “Audit Committee”) has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Audit Committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the Audit Committee typically meets twice annually with both IT and business personnel responsible for cybersecurity risk management and receives periodic reports from the head of cybersecurity risk management, as well as incidental reports as matters arise. Our N&CG Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee of our Board (the “Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets with the head of the Company’s risk management group at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the head of risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board’s lead independent director the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
Meetings of The Board of Directors
The Board met nine times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
Information Regarding Committees of the Board of Directors
The Board has three committees: the Audit Committee, the Compensation Committee and the N&CG Committee. The following table provides membership and meeting information for each of the Board committees:
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Dr. J. Stark Thompson		X*
Dr. Yasir Al-Wakeel	X
Mr. Will Brooke	X*	X
Dr. Richard Douglas			X
Ms. Rekha Hemrajani		X
Mr. Stanley C. Erck		X	X
Mr. John Johnston	X
Mr. Art Mandell	X		X*

*
Committee Chairperson

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Below is a description of each committee of the Board.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. Specific responsibilities of our Audit Committee include:
•
helping our Board oversee our corporate accounting and financial reporting processes;

•
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing related person transactions;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•
approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee is currently composed of four directors: Dr. Al-Wakeel, Mr. Brooke, Mr. Johnston and Mr. Mandell. The Audit Committee met two times during the fiscal year ended December 31, 2020. Dr. Al-Wakeel joined the Audit Committee in June 2021. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at https://investors.maxcyte.com/corporate-governance/documents-charters.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).
The Board has also determined that Mr. Brooke and Dr. Al-Wakeel each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of each of Mr. Brooke’s and Dr. Al-Wakeel’s level of knowledge and experience based on a number of factors, including their formal education and experience.
Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Because the registration statement for the Company’s U.S. initial public offering completed in August 2021 contained the financial statements as of and for the fiscal year ended December 31, 2020, the Company did not file an Annual Report on Form 10-K with the SEC for the year ended December 31, 2020.
Mr. Will Brooke
Mr. John Johnston
Mr. Art Mandell
*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is currently composed of four directors: Mr. Thompson, Mr. Brooke, Mr. Erck and Ms. Hemrajani. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards. The Compensation Committee met eight times during the fiscal year ended December 31, 2020. Ms. Hemrajani joined the Compensation Committee in June 2021. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at https://investors.maxcyte.com/corporate-governance/documents-charters.
The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs. Specific responsibilities of our Compensation Committee include:
•
reviewing and approving the compensation of our chief executive officer, other executive officers and senior management;

•
reviewing and recommending to our Board the compensation paid to our non-executive directors;

•
administering our equity incentive plans and other benefit programs;

•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

•
reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Once required by SEC rules, the Compensation Committee will review with management the Company’s Compensation Discussion and Analysis and consider whether to recommend that it be included in proxy statements and other filings.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and General Counsel and its compensation consultant. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Arnosti Consulting, Inc. (“Arnosti”) as compensation consultants. The Compensation Committee requested that Arnosti:
•
evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•
assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Arnosti was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Arnosti ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Arnosti, the Compensation Committee recommended that the Board approve Arnosti’s recommendations.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the effectiveness of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee for recommendation to the full Board, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, the results of the self-evaluation questionnaires provided by the N&CG Committee to our independent directors, as well as materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies in our peer group.
Nominating and Corporate Governance Committee
The N&CG Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for the Company.
The N&CG Committee is currently composed of three directors: Mr. Mandell, Mr. Erck and Mr. Douglas. All members of the N&CG Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The N&CG Committee did not have any meetings during the fiscal year ended December 31, 2020. The Board has adopted a written N&CG Committee charter that is available to stockholders on the Company’s website and https://investors.maxcyte.com/corporate-governance/documents-charters.
The N&CG Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The N&CG Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the N&CG Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the N&CG Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The N&CG Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that’s would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the N&CG Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The N&CG Committee will also take into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the N&CG Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The N&CG Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The N&CG Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The N&CG Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The N&CG Committee will consider director candidates recommended by the Company’s stockholders. The N&CG Committee does not intend to alter the manner in which it evaluates a candidate for nomination to the Board based on whether or not the candidate was recommended by a stockholder of the Company.
Stockholders who wish to recommend individuals for consideration by the N&CG Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering a written recommendation to the Nominating and Corporate Governance Committee c/o MaxCyte, Inc., 22 Firstfield Road, Suite 110, Gaithersburg, Maryland 20878, Attn: General Counsel. Each submission must set forth:
•
the name and address of the stockholder on whose behalf the submission is made;

•
the number of shares of the Company’s common stock that are owned beneficially by such stockholder as of the date of the submission;

•
the full name of the proposed candidate;

•
a description of the proposed candidate’s business experience for at least the previous five years;

•
complete biographical information for the proposed candidate; and

•
a description of the proposed candidate’s qualifications as a director.

Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected. All written submissions received from stockholders that include the information described above will be reviewed by the N&CG Committee at its next appropriate meeting. If a stockholder wishes the N&CG Committee to consider a director candidate for nomination at an annual meeting of stockholders, then the recommendation must be provided at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of the Company’s proxy statement for the preceding year’s annual meeting of stockholders.
Stockholder Engagement and Communications With The Board Of Directors
The Board has adopted a process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board or such director c/o MaxCyte, Inc., 22 Firstfield Road, Suite 110, Gaithersburg, Maryland 20878, Attn: General Counsel. Each communication must set forth:
•
the name and address of the stockholder on whose behalf the communication is sent; and

•
the number of shares of the Company’s common stock that are owned beneficially by such stockholder as of the date of the communication.

The General Counsel will review each communication. The General Counsel will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the General Counsel will discard the communication.
Code of Ethics
The Company has adopted the MaxCyte, Inc. Code of Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at https://investors.maxcyte.com/corporate-governance/documents-charters. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.
Corporate Governance Guidelines
In July 2021, the Board documented the governance practices to be followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation, succession planning and board committees and compensation.
Hedging Policy
We do not currently have any practices or policies regarding hedging or offsetting any decrease in the market value of our equity securities. Prior to the annual meeting of stockholders to be held in 2022, we expect that our Board will adopt a policy that will prohibit our employees, including our executive officers, and non-employee members of our Board from engaging in short sales, transactions in put or call options, hedging transactions, using margin accounts, pledges, or other inherently speculative transactions involving our equity securities.

PROPOSAL 2
APPROVAL OF 2021 EQUITY INCENTIVE PLAN
On July 26, 2021, our Board adopted the MaxCyte, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) subject to stockholder approval at the Annual Meeting. The 2021 Plan is intended to be the successor to the MaxCyte, Inc. Long-Term Incentive Plan (the “LTIP”).
Currently, we maintain the LTIP to grant equity awards to our employees, directors and consultants. We are seeking stockholder approval of the 2021 Plan to increase the number of shares available for the grant of stock options, restricted stock unit awards and other awards, which will enable us to have an equity incentive program that allows us to compete with our peer group for key talent. Approval of the 2021 Plan by our stockholders will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board or Compensation Committee. The 2021 Plan will also allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.
If this Proposal 2 is approved by our stockholders, the 2021 Plan will become effective as of the date of the Annual Meeting and as of such date, no additional awards will be granted under the LTIP. In the event that our stockholders do not approve this Proposal 2, the 2021 Plan will not become effective and the LTIP will continue to be effective in accordance with its terms.
Why You Should Vote to Approve the 2021 Plan
Equity Awards Are an Important Part of Our Compensation Philosophy
We believe that a broad-based equity compensation program is essential to attract, retain and motivate people with the necessary talent and experience and to provide additional incentive to achieve our short- and long-term business objectives. We believe that our equity programs create a strong link between our employees and our stockholders’ interests. Equity compensation promotes an employee ownership culture, motivates employees to create stockholder value and, because the awards are typically subject to vesting and other conditions, promotes a focus on long-term value creation.
Our Board and Compensation Committee believe we must continue to offer competitive equity compensation packages in order to attract and motivate the talent necessary for our continued growth and success. They further believe that the shares currently available for future grant under the LTIP will be insufficient to meet our anticipated retention and recruiting needs. The 2021 Plan will allow us to continue to utilize equity awards as long-term incentives to secure and retain the services of our employees, directors and consultants, consistent with our compensation philosophy and common compensation practices for our industry. Therefore, our Board believes that the 2021 Plan is in the best interests of our business and our stockholders and unanimously recommends a vote in favor of this Proposal 2.
The Size of Our Share Reserve Request is Reasonable and We Manage Our Equity Use Responsibly
Our compensation philosophy reflects broad-based eligibility for equity awards. However, we recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees, directors and consultants.
Since completion of our U.S. IPO in August 2021, we have granted an aggregate of 940,000 stock options to employees and directors at an exercise price of $16.63 per share. We intend to continue to manage our equity award grant processes responsibly and thoughtfully.
The closing price of our common stock as reported on Nasdaq Global Select Market on September 20, 2021, the record date for the Annual Meeting, was $13.71 per share.

The 2021 Plan Combines Compensation and Governance Best Practices
The 2021 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:
•
No liberal change in control definition.   The change in control definition in the 2021 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the 2021 Plan to be triggered.

•
Limit on non-employee director compensation.   The aggregate value of all compensation granted or paid, as applicable, in each case following our initial public offering, to any individual for service as a non-employee director with respect to any fiscal year, including awards granted and cash fees paid by the Company to such non-employee director for his or her service as a non-employee director, will not exceed (i) $900,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the Board during such fiscal year, $1,400,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

•
Awards subject to forfeiture/clawback.   Awards granted under the 2021 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that the Company adopts. In addition, the board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Description of the 2021 Plan
The material features of the 2021 Plan are described below. The following description of the 2021 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2021 Plan. Stockholders are urged to read the actual text of the 2021 Plan in its entirety, which is attached to this proxy statement as Appendix A.
Purpose
The 2021 Plan is designed to secure and retain the services of our employees, non-employee directors and consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and our affiliates, and to provide a means by which such persons may be given an opportunity to benefit from increases in the value of our common stock. The 2021 Plan is also designed to align employees’ interests with stockholder interests.
Successor to and Continuation of LTIP
The 2021 Plan is intended to be the successor to and continuation of the LTIP. If the 2021 Plan is approved by our stockholders, no additional awards will be granted under the LTIP (including no additional awards under the inducement share pool of the LTIP) upon and following the date of the Annual Meeting. If the 2021 Plan is not approved by our stockholders, the 2021 Plan will not become effective and the LTIP (including its inducement pool) will continue to be effective in accordance with its terms.
Terms
Awards.   Our 2021 Plan will provide for the grant of ISOs within the meaning of Section 422 of the Code, to our employees and our parent and subsidiary corporations’ employees, and for the grant of NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to our employees, directors and consultants and any of our affiliates’ employees and consultants.
Authorized Shares.   Initially, the maximum number of shares of our common stock that may be issued under our 2021 Plan after it becomes effective will not exceed a number of shares of our common stock, equal to the sum of (a) any shares that remain available for the issuance of awards under our LTIP as of immediately prior to the time our 2021 Plan becomes effective, (b) a number of new shares that in combination with the shares in clause (a) will not exceed 4,000,000 and (c) any shares of our common stock subject to outstanding stock options or other stock awards granted under our LTIP that, on or after our 2021 Plan becomes effective, terminate or expire prior to exercise or settlement; are not issued because the award is settled in cash; are forfeited because of the failure to vest; or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price. As of August 31, 2021, the maximum number of shares represented by clause (c) was approximately 13,186,503 shares. In addition, the number of shares of our common stock reserved for issuance under our 2021 Plan, if approved, will automatically increase on January 1st of each year for a period of ten years, beginning on January 1, 2022 and continuing through January 1, 2031, in an amount equal to (1) 5% of the total number of shares of our common stock outstanding on December 31 of the immediately preceding year, or (2) a lesser number of shares determined by our Board no later than December 31 of the immediately preceding year. The maximum number of shares of our common stock that may be issued on the exercise of ISOs under our 2021 Plan will be equal to three multiplied by the share reserve.
Shares subject to stock awards granted under our 2021 Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares will not reduce the number of shares available for issuance under our 2021 Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation will not reduce the number of shares available for issuance under our 2021 Plan. If any shares of our common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us (i) because of a failure to meet a contingency or condition required for the vesting of such shares; (ii) to satisfy the exercise, strike or purchase price of a stock award; or (iii) to satisfy a tax withholding obligation in connection with a stock award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under our 2021 Plan.
Plan Administration.   Our Board, or a duly authorized committee of our Board, will administer our 2021 Plan. Our Board may delegate to one or more of our officers the authority to (i) designate employees (other than officers) to receive specified stock awards; and (ii) determine the number of shares subject to such stock awards. Under our 2021 Plan, our Board will have the authority to determine stock award recipients, the types of stock awards to be granted, grant dates, the number of shares subject to each stock award, the fair market value of our common stock and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.
Under our 2021 Plan, our Board also generally will have the authority to effect, with the consent of any materially adversely affected participant and subject to the approval of our stockholders as may be required, (i) the reduction of the exercise, purchase, or strike price of any outstanding option or stock appreciation right; (ii) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or (iii) any other action that is treated as a repricing under generally accepted accounting principles.
Stock Options.   ISOs and NSOs are granted under stock option agreements adopted by the administrator. The administrator will determine the exercise price for stock options, within the terms and conditions of our 2021 Plan, except the exercise price of a stock option generally will not be less than 100% of the fair market value of our common stock on the date of grant. Options granted under our 2021 Plan will vest at the rate specified in the stock option agreement as will be determined by the administrator.
The administrator will determine the term of stock options granted under our 2021 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement, or other written agreement between us and the recipient, provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the administrator and may include (i) cash, check, bank draft or money order; (ii) a broker-assisted cashless exercise; (iii) the tender of shares of our common stock previously owned by the optionholder; (iv) a net exercise of the option if it is an NSO; or (v) other legal consideration approved by the administrator.
Unless the administrator provides otherwise, options or stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument.
Tax Limitations on ISOs.   The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and (ii) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Unit Awards.   Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.
Restricted Stock Awards.   Restricted stock awards are granted under restricted stock award agreements adopted by the administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us, or any other form of legal consideration that may be acceptable to our Board and permissible under applicable law. The administrator will determine the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.
Stock Appreciation Rights.   Stock appreciation rights are granted under stock appreciation right agreements adopted by the administrator. The administrator will determine the purchase price or strike price for a stock appreciation right, which generally will not be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under our 2021 Plan will vest at the rate specified in the stock appreciation right agreement as will be determined by the administrator. Stock appreciation rights may be settled in cash or shares of our common stock or in any other form of payment as determined by our Board and specified in the stock appreciation right agreement.
The administrator will determine the term of stock appreciation rights granted under our 2021 Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate upon the termination date. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Performance Awards.   Our 2021 Plan will permit the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our common stock.
The performance goals may be based on any measure of performance selected by our Board. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by our Board at the time the performance award is granted, our board will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.
Other Stock Awards.   The administrator will be permitted to grant other awards based in whole or in part by reference to our common stock. The administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.
Non-Employee Director Compensation Limit.   The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid by us to such non-employee director, will not exceed $900,000 in total value, except such amount will increase to $1,400,000 for the first year for newly appointed or elected non-employee directors.
Changes to Capital Structure.   In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under our 2021 Plan, (ii) the class and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class and maximum number of shares that may be issued on the exercise of ISOs, and (iv) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions.   In the event of a corporate transaction (as defined below), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the administrator at the time of grant, any stock awards outstanding under our 2021 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction); and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.
In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the stock award, over (ii) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of our common stock.
Under our 2021 Plan, a “corporate transaction” is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
Change in Control.   Stock awards granted under our 2021 Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined below) as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.
Under our 2021 Plan, a “change in control” is generally (i) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock; (ii) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction; (iii) stockholder approval of a complete dissolution or liquidation; (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; or (v) when a majority of our Board becomes comprised of individuals who were not serving on our Board on the date of the underwriting agreement related to this offering, or the incumbent board, or whose nomination, appointment, or election was not approved by a majority of the incumbent board still in office.
Plan Amendment or Termination.   Our Board has the authority to amend, suspend, or terminate our 2021 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the effective date of our 2021 Plan. No stock awards may be granted under our 2021 Plan while it is suspended or after it is terminated.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2020. We do not maintain any equity compensation plans that were not approved by our stockholders, and therefore no such plans are included in the table below.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders:
Long-Term Incentive Plan	12,864,230	$2.11	4,175,737
Total	12,864,230		4,175,737
Vote Required
The affirmative vote of the holders of a majority of the shares deemed present or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the 2021 Plan. Abstentions will be counted toward the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
The Board of Directors Recommends
A Vote In Favor of Proposal 2.

PROPOSAL 3
APPROVAL OF 2021 EMPLOYEE STOCK PURCHASE PLAN
Overview
On July 26, 2021, our Board adopted the MaxCyte, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) subject to stockholder approval at the Annual Meeting. There are 1,002,145 shares of common stock initially reserved for issuance under the ESPP. In this Proposal 3, we are requesting approval by our stockholders of the ESPP.
This summary is qualified in its entirety by reference to the complete text of the ESPP. Stockholders are encouraged to read the actual text of the ESPP, which is appended to this proxy statement as filed with the SEC as Appendix B and incorporated herein by reference.
If this Proposal 3 is approved by our stockholders, the ESPP will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 3, the ESPP will not become effective.
Forecasted Utilization Rates and Dilution
We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. Our Compensation Committee carefully monitors our annual burn rate, dilution, and equity expense to maximize stockholders’ value by granting only what it considers to be an appropriate number of equity incentive awards necessary to attract, reward, and retain employees.
We cannot determine at this time the amount of options granted under the ESPP or purchases, or the potential value of such options or purchases to participants, as the election to participate and the amount of any purchases under the ESPP will be determined by the individual employees in their sole discretion; however, all participants are subject to the purchase limitations set forth in the ESPP. Under the terms of the proposed ESPP and the anticipated terms of the offerings, the fair market value of shares purchased by an individual participant in the ESPP may not exceed $25,000 in any calendar year.
Purpose; General
The purpose of our ESPP will be to secure the services of new employees, to retain the services of existing employees and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. If approved, our ESPP will include two components. One component will be designed to allow eligible U.S. employees to purchase our common stock in a manner that may qualify for favorable tax treatment under Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”). The other component will permit the grant of purchase rights that do not qualify for such favorable tax treatment in order to allow deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the United States while complying with applicable foreign laws.
Terms
Share Reserve.   Our ESPP will authorize the issuance of up to 1,002,145 shares of common stock under purchase rights that may be granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each year for a period of ten years, beginning on January 1, 2022 and continuing through January 1, 2031, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the immediately preceding year; and (ii) 3,006,435 shares of common stock, except before our date of any such increase, our Board may determine that such increase will be less than the amount set forth in clauses (i) and (ii).
The closing price of our common stock as reported on Nasdaq Global Market on September 20, 2021, the record date for the Annual Meeting, was $13.71 per share.

Administration.   Our Board will administer our ESPP and may delegate its authority to administer our ESPP to our Compensation Committee. Our ESPP will be implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under our ESPP, our Board will be permitted to specify offerings with durations of not more than 27 months and to specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. Our ESPP will provide that an offering may be terminated under certain circumstances.
Payroll Deductions.   Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, will be eligible to participate in our ESPP and to contribute, normally through payroll deductions, a percentage of their earnings (as defined in our ESPP) for the purchase of our common stock under our ESPP. Unless otherwise determined by our Board, common stock will be purchased for the accounts of employees participating in our ESPP at a price per share equal to the lesser of (i) 85% of the fair market value of a share of our common stock on the first day of an offering; or (ii) 85% of the fair market value of a share of our common stock on the date of purchase.
Limitations.   Employees may have to satisfy one or more of the following service requirements before participating in our ESPP, as determined by our Board: (i) being customarily employed for more than 20 hours per week or (ii) being customarily employed for more than five months per calendar year. No employee will be permitted to purchase shares under our ESPP at a rate in excess of $25,000 worth of our common stock (based on the fair market value per share of our common stock at the beginning of an offering) for each calendar year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under our ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value under Section 424(d) of the Code.
Changes to Capital Structure.   Our ESPP will provide that in the event there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or similar transaction, our Board will make appropriate adjustments to: (i) the class(es) and maximum number of shares reserved under our ESPP; (ii) the class(es) and maximum number of shares by which the share reserve may increase automatically each year; (iii) the class(es) and number of shares subject to, and purchase price applicable to, outstanding offerings and purchase rights; and (iv) the class(es) and number of shares that are subject to purchase limits under ongoing offerings.
Corporate Transactions.   Our ESPP will provide that in the event of a corporate transaction (as defined below), any then-outstanding rights to purchase our stock under our ESPP may be assumed, continued, or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within 10 business days before such corporate transaction, and such purchase rights will terminate immediately after such purchase.
Under our ESPP, a “corporate transaction” is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
Amendment or Termination.   Our Board will have the authority to amend or terminate our ESPP, except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

U.S. Federal Income Tax Information
The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an option or the disposition of common stock acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Purchase rights granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under provisions of Section 423 of the Code.
A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until disposition of the acquired shares. The taxation upon disposition will depend upon the holding period of the acquired shares.
If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of:
(1)
the excess of the fair market value of the stock at the time of such disposition over the purchase price, or

(2)
price (determined as of the beginning of the offering period) will be treated as ordinary income.

Any further gain or any loss will be taxed as a long-term capital gain or loss.
If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain.
There are no federal income tax consequences to us by reason of the grant or exercise of rights under the ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant.
New Plan Benefits
Participation in the ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the ESPP. It is, therefore, not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the ESPP.
Vote Required
The affirmative vote of the holders of a majority of the shares deemed present or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the ESPP. Abstentions will be counted toward the vote total for Proposal 3 and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. CohnReznick LLP has audited the Company’s financial statements since the financial year ended December 31, 2019. Representatives of CohnReznick LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of CohnReznick LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of CohnReznick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of CohnReznick LLP.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2020 and 2019 by CohnReznick LLP, the Company’s principal accountant.
	Fiscal Year Ended December 31,
	2020	2019
	(in thousands)
Audit Fees	$125	$116
Tax Fees	16	18
Total Fees	$141	$134
Audit fees consist of fees billed for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with regulatory filings.
Tax fees consist of fees for tax compliance, consultation and related matters.
All fees described above were pre-approved by the Audit Committee.
PRE-APPROVAL POLICIES AND PROCEDURES.
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, CohnReznick LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by CohnReznick LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.
EXECUTIVE OFFICERS
The following table sets forth information for our executive officers, including their ages as of October 1, 2021:
Name	Age	Position
Doug Doerfler	65	President, Chief Executive Officer and Director
Amanda Murphy	45	Chief Financial Officer
Ron Holtz	64	Senior Vice President and Chief Accounting Officer
Thomas M. Ross	60	Executive Vice President, Global Sales
Maher Masoud	46	Executive Vice President, General Counsel and Secretary
The biography of Mr. Doerfler is set forth in “Proposal 1: Election of Directors” above.
Amanda L. Murphy has served as our chief financial officer since September 2020. Before joining MaxCyte, Ms. Murphy served as a managing director of BTIG, LLC from 2018 to 2020 where she covered cell and gene therapy as an equity research analyst. Prior to BTIG, she was a partner and healthcare equity research analyst at William Blair & Company from 2006 to 2018, focused on covering enabling tools and services in the life sciences. Ms. Murphy received a B.S. in biology from Boston College and an M.B.A. in finance, accounting and economics from the Kellogg Graduate School of Management at Northwestern University.
Ron Holtz has served as our senior vice president and chief accounting officer since September 2020 and served as our chief financial officer from 2005 to September 2020. He also served on our Board from 2016 to July 2021. From 2000 to 2004, Mr. Holtz served as chief financial officer of B2eMarkets Inc., an e-sourcing and performance management provider. Mr. Holtz served as chief financial officer of RWD Technologies from 1996 to 1999 and previously spent time in Ernst & Young LLP’s Financial Advisory Services Group. Mr. Holtz received his B.S. in mathematics from the University of Wisconsin, an M.B.A. from the University of Maryland and is a certified public accountant.
Thomas M. Ross has served as our executive vice president of global sales since September 2014. Prior to joining MaxCyte, Mr. Ross was senior vice president of commercial operations at OpGen from 2012 to 2014. Mr. Ross also served as chief commercial officer at Predictive BioScience and vice president of North America medical diagnostics sales at Qiagen/Digene Corporation. Prior to working at Digene Corporation, Mr. Ross held several senior leadership roles in manufacturing operations at Life Technologies Corporation and Cambrex. Mr. Ross received his B.A. in business administration from The Citadel.
Maher Masoud has served as our executive vice president and general counsel since January 2020 and previously as our vice president of legal from May 2017 to January 2020. He was appointed as our corporate secretary in July 2021. From July 2015 to May 2017, Mr. Masoud served as assistant general counsel and corporate secretary for Wellstat Management Company and previously served as co-founding partner of Rossi/Masoud LLC, a specialized law firm for the biotech, pharmaceutical and IT sectors. Previously, Mr. Masoud was a corporate attorney at Human Genome Sciences, Inc. from 2006 until 2012. Mr. Masoud received his J.D. from Michigan State University College of Law and a B.S. in cell and molecular biology genetics from the University of Maryland. Mr. Masoud is a member of the Maryland state bar.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of September 1, 2021 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
This table is based upon information supplied by officers, directors and principal stockholders. Applicable percentage ownership is based on 100,388,418 shares of common stock outstanding as of September 1, 2021. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we include all shares subject to options held by the person that are currently exercisable, or would be exercisable or would vest based on service-based vesting conditions within 60 days of September 1, 2021. However, except as described above, we do not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o MaxCyte, Inc. 22 Firstfield Road, Suite 110, Gaithersburg, Maryland 20878.
	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Name of Beneficial Owner
5% Stockholders:
Casdin Partners Master Fund, L.P.(1)	13,971,334	13.9%
Directors and Named Executive Officers:
Doug Doerfler(2)	2,333,493	2.3
J. Stark Thompson, PhD(3)	293,112	*
Yasir Al-Wakeel	—	—
Will Brooke(4)	122,763	*
Richard Douglas, PhD(5)	66,634	*
Stanley Erck(6)	483,679	*
Rekha Hemrajani	—	—
John Johnston(7)	199,861	*
Art Mandell(8)	467,345	*
Amanda Murphy(9)	239,583	*
Brad Calvin(10)	300,833	*
All directors and current executive officers as a group (13 persons)(11)	5,662,704	5.4

*
Represents beneficial ownership of less than 1%.

(1)
As reported on a Schedule 13G filed by Casdin Capital, LLC and affiliated persons and entities (collectively, “Casdin”) with the SEC on August 3, 2021, which states that Casdin had shared voting and dispositive power with respect to these shares as of July 29, 2021. Casdin Capital, LLC is the investment adviser to Casdin Partners Master Fund, L.P., and Casdin Partners GP, LLC is the general partner of Casdin Partners Master Fund L.P. Eli Casdin is the managing member of Casdin Capital, LLC and Casdin Partners GP, LLC. As such, each of Casdin Capital, LLC, Casdin Partners GP, LLC and Eli Casdin may be deemed to beneficially own the securities held by Casdin Partners Master Fund, L.P. by virtue of their shared voting and investment control over Casdin Partners Master Fund, L.P. The address of these persons and entities is 1350 Avenue of the Americas, Suite 2600, New York, NY 10019.
(2)
Consists of (i) 433,197 shares of common stock and (ii) 1,900,296 shares of common stock issuable upon the exercise of options exercisable as of October 31, 2021.

(3)
Consists of (i) 110,918 shares of common stock and (ii) 182,194 shares of common stock issuable upon the exercise of options exercisable as of October 31, 2021.

(4)
Consists of (i) 50,302 shares of common stock and (ii) 72,461 shares of common stock issuable upon the exercise of options exercisable as of October 31, 2021.

(5)
Consists solely of 66,634 shares of common stock issuable upon the exercise of options exercisable as of October 31, 2021.

(6)
Consists of (i) 247,751 shares of common stock and (ii) 235,928 shares of common stock issuable upon the exercise of options exercisable as of October 31, 2021.

(7)
Consists of (i) 120,583 shares of common stock and (ii) 79,278 shares of common stock issuable upon the exercise of options exercisable as of October 31, 2021.

(8)
Consists of (i) 374,484 shares of common stock and (ii) 92,861 shares of common stock issuable upon the exercise of options exercisable as of October 31, 2021.

(9)
Consists of 311,458 shares of common stock issuable upon the exercise of options exercisable as of October 31, 2021.

(10)
Consists of 300,833 shares of common stock issuable upon the exercise of options exercisable as of October 31, 2021.

(11)
Consists of (i) 1,487,486 shares of common stock and (ii) 4,410,991 shares of common stock issuable upon the exercise of options exercisable as of October 31, 2021.

EXECUTIVE COMPENSATION
Our named executive officers, or NEOs, for the fiscal year ended December 31, 2020, consisting of our principal executive officer and the next two most highly compensated executive officers serving as of December 31, 2020, were:
•
Doug Doerfler, our president and chief executive officer;

•
Amanda L. Murphy, our chief financial officer; and

•
Brad Calvin, our former chief commercial officer.

Summary Compensation Table
The following table presents all of the compensation awarded to or earned by or paid to our named executive officers for the fiscal year ended December 31, 2020.
Name and Principal Position	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Doug Doerfler	518,000	332,263	356,125	17,339	1,223,727
President, Chief Executive Officer and Director
Amanda L. Murphy(4)	125,758	2,425,826	222,466	4,245	2,778,295
Chief Financial Officer
Brad Calvin(5)	371,667	368,106	334,800	17,516	1,092,089
Former Chief Commercial Officer

(1)
Amounts reported represent the aggregate grant date fair value of the stock options granted to our named executive officers during fiscal year 2020 under our LTIP, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our audited financial statements. This amount does not reflect the actual economic value that may be realized by the named executive officer upon the exercise of the options or the sale of the underlying shares.

(2)
Represents amounts paid pursuant to our annual incentive compensation program, described below.

(3)
Consists of matching contributions under our 401(k) plan paid by us during 2020 and de minimis incentives provided to all employees based on company-wide sales performance.

(4)
Ms. Murphy began serving as our chief financial officer in September 2020.

(5)
Mr. Calvin ceased serving as an executive officer in May 2021.

Narrative to the Summary Compensation Table
Performance-Based Bonuses
Each of our executive officers is eligible to receive performance bonus under our annual incentive compensation program. Under our 2020 annual incentive compensation program, each of our named executive officers was eligible to receive a cash incentive payment equal to (1) his or her target incentive, as a percentage of annual base salary, multiplied by (2) the percentage achievement of certain 2020 corporate goals established by our Compensation Committee in its sole discretion, subject to the named executive officer remaining employed by us through the payment date.
Mr. Doerfler’s target incentive was set at 55% of his annual base salary, Ms. Murphy’s at 40% of her annual base salary, and Mr. Calvin’s at 60% of his annual base salary. The corporate goals used for purposes of the 2020 annual incentive compensation program included revenue, EBITDA, and targets related to our CARMA program and licensing. Our Compensation Committee determined that the percentage achievement of the applicable corporate goals was 125% for Mr. Doerfler and Ms. Murphy, and 135% for Mr. Calvin.

As a result, our Compensation Committee approved a cash incentive payment for each named executive officer in the amounts reflected above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Each named executive’s cash incentive payment for 2020 was paid in the first quarter of 2021.
Retirement Benefits and Other Compensation
Health and Welfare and Retirement Benefits
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees. We do not provide perquisites or personal benefits to our named executive officers other than those provided generally to all employees.
401(k) Plan
We maintain a tax-qualified retirement plan, the 401(k) Plan, that provides eligible employees in the United States with an opportunity to save for retirement on a tax-advantaged basis. Under the 401(k) Plan, we may provide matching and other discretionary contributions. We currently match employee contributions equal to 50% of the salary deferral contributions, with a maximum company contribution of 3% of the employee’s eligible compensation. All contributions, including employer matching and discretionary contributions, vest based upon the number of years of service of the recipient employee, from 0% for employees with less than one year of service to 100% for employees with at least four years of service. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code, or Code.
Outstanding Equity Awards at Fiscal Year End
The followingtable presents estimated information regarding outstanding equity awards held by our named executive officers as of December 31, 2020. None of our named executive officers held restricted stock or other stock awards at the end of 2020.
	Option Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price (£)(1)	Option Exercise Price ($)(1)	Option Expiration Date
Doug Doerfler	1,145,080	—	N/A	0.04	11/11/2024
	296,000	—	0.82	1.12	6/13/2026
	252,833	43,167(2)	2.42	3.31	7/14/2027
	178,833	117,167(3)	2.43	3.32	7/18/2028
	170,712	219,488(4)	1.78	2.43	3/4/2029
	89,421	300,779(5)	1.36	1.86	1/20/2030
Amanda L. Murphy	71,875	1,078,125(6)	3.30	4.51	9/8/2030
Brad Calvin	166,667	33,333(2)	2.50	3.42	7/14/2027
	75,521	49,479(3)	2.43	3.32	7/18/2028
	54,687	70,313(4)	1.78	2.43	3/4/2029
	28,646	96,354(5)	1.36	1.86	1/20/2030
	7,813	117,187(7)	3.30	4.51	9/15/2030

(1)
Until July 2021, option exercise prices were historically expressed in British pounds, other than the option for 1,145,080 shares granted to Mr. Doerfler as indicated in the first row of the table above, and are equal to the closing price of our common stock on the AIM on the date of grant. Conversions to U.S. dollars are provided for convenience only using an exchange rate of £1.00 = $1.3662, which was the rate published by the U.S. Federal Reserve as of December 31, 2020. Following our U.S. initial public offering in July 2021, option exercise prices are expressed in U.S. dollars based on the closing price of our common stock on the Nasdaq Global Select Market on the date of grant.
(2)
Represents an option to purchase shares of our common stock granted on July 14, 2017. The shares underlying this option vest, as follows: 1/16th of the shares vested 90 calendar days following the grant date and the remainder vests monthly in 45 monthly installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date.

(3)
Represents an option to purchase shares of our common stock granted on July 18, 2018. The shares underlying this option vest, as follows: 1/16th of the shares vested 90 calendar days following the grant date and the remainder vests monthly in 45 monthly installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date.

(4)
Represents an option to purchase shares of our common stock granted on March 4, 2019. The shares underlying this option vest, as follows: 1/16th of the shares vested 90 calendar days following the grant date and the remainder vests monthly in 45 monthly installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date.

(5)
Represents an option to purchase shares of our common stock granted on January 20, 2020. The shares underlying this option vest, as follows: 1/16th of the shares vested 90 calendar days following the grant date and the remainder vests monthly in 45 monthly installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date.

(6)
Represents an option to purchase shares of our common stock granted on September 8, 2020. The shares underlying this option vest, as follows: 1/16th of the shares vested 90 calendar days following the grant date and the remainder vests monthly in 45 monthly installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date.

(7)
Represents an option to purchase shares of our common stock granted on September 15, 2020. The shares underlying this option vest, as follows: 1/16th of the shares vested 90 calendar days following the grant date and the remainder vests monthly in 45 monthly installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date.

Employment Agreements; Potential Payments Upon Termination or Change in Control
We have entered into severance agreements with each of the NEOs in connection with his or her employment with us, which sets forth the terms and conditions of his or her specified payments and benefits in connection with a termination of employment in certain circumstances. Our goal in providing these severance and change in control payments and benefits is to offer sufficient cash continuity protection such that the NEOs will focus their full time and attention on the requirements of the business rather than the potential implications of a qualifying employment termination or change in control for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the NEOs, rather than negotiating severance at the time that an NEO’s employment terminates. We have also determined that accelerated vesting provisions with respect to outstanding equity awards in connection with a qualifying termination of employment in certain circumstances are appropriate because they encourage our NEOs to stay focused on the business in those circumstances, rather than focusing on the potential implications of the termination of employment for them personally. The material terms of the severance agreements we have entered into with our NEOs are summarized below.
Doug Doerfler
We entered into a severance agreement dated July 20, 2021, setting forth the terms of Mr. Doerfler’s severance eligibility. Under Mr. Doerfler’s severance agreement, if he is terminated by us other than for “cause” (as defined in the severance agreement), or if he resigns for “good reason” (as defined in the severance agreement), and if such termination or resignation occurs on the date of or within 24 months following a “change of control” (as defined in the severance agreement), then Mr. Doerfler will be eligible to receive (i) payment of his monthly base salary (calculated as his total base salary during the 12 month period prior to his date of termination divided by 12) for the 18 months following his departure (less applicable tax withholdings), (ii) 75% of his “target bonus” (as defined in the severance agreement) (less applicable tax withholdings) paid in monthly installments over 18 months, (iii) COBRA premium coverage for up to 18 months, and (iv) full acceleration of the vesting of the unvested shares subject to his outstanding stock options. As a condition to receiving the foregoing severance benefits, Mr. Doerfler must sign and not revoke a release agreement in a form presented by us.
Under Mr. Doerfler’s severance agreement, if he is terminated by us other than for “cause,” or if he resigns for “good reason,” and if such termination or resignation occurs at any time prior to a “change of control,” then Mr. Doerfler will be eligible to receive (i) payment of his monthly base salary (calculated as his total base salary during the 12 month period prior to his date of termination divided by 12) for the 12 months following his departure (less any amounts paid to Mr. Doerfler during such 12 month period under our Short Term or Long Term Disability Plan, and less applicable tax withholdings), (ii) COBRA premium coverage for up to 12 months, and (iii) if the termination or resignation occurs within 180 days prior to a “change of control,” then Mr. Doerfler shall also receive full acceleration of the vesting of the unvested shares subject to his outstanding stock options. As a condition to receiving the foregoing severance benefits, Mr. Doerfler must sign and not revoke a release agreement in a form presented by us.
Amanda Murphy
We entered into a severance agreement dated January 21, 2021, setting forth the terms of Ms. Murphy’s severance eligibility. Under Ms. Murphy’s severance agreement, if she is terminated by us other than for “cause” (as defined in the severance agreement), or if she resigns for “good reason” (as defined in the severance agreement), and if such termination or resignation occurs on the date of or within 24 months following a “change of control” (as defined in the severance agreement), then Ms. Murphy will be eligible to receive (i) payment of her monthly base salary (calculated as her total base salary during the 12 month period prior to her date of termination divided by 12) for the 9 months following her departure (less applicable tax withholdings), (ii) 75% of her “target bonus” (as defined in the severance agreement) (less applicable tax withholdings) paid in monthly installments over 9 months, (iii) COBRA premium coverage for up to 9 months, and (iv) full acceleration of the vesting of the unvested shares subject to her outstanding stock options. As a condition to receiving the foregoing severance benefits, Ms. Murphy must sign and not revoke a release agreement in a form presented by us.
Under Ms. Murphy’s severance agreement, if she is terminated by us other than for “cause,” or if she resigns for “good reason,” and if such termination or resignation occurs at any time prior to a “change of control,” then Ms. Murphy will be eligible to receive (i) payment of her monthly base salary (calculated as her total base salary during the 12 month period prior to her date of termination divided by 12) for the 9 months following her departure (less any amounts paid to Ms. Murphy during such 9 month period under our Short Term or Long Term Disability Plan, and less applicable tax withholdings), (ii) COBRA premium coverage for up to 9 months, and (iii) if the termination or resignation occurs within 180 days prior to a “change of control,” then Ms. Murphy shall also receive full acceleration of the vesting of the unvested shares subject to her outstanding stock options. As a condition to receiving the foregoing severance benefits, Ms. Murphy must sign and not revoke a release agreement in a form presented by us.

DIRECTOR COMPENSATION
We have historically provided our non-employee directors with an annual cash retainer as well as additional annual retainers for service as chair of the Board and service as chair or member of the Board’s committees. The fees for committee service are in addition to the annual cash retainer for Board service.
Position		2020 Annual Cash Retainer (January 1, 2020 – March 31, 2021)	2021 Annual Cash Retainer (As of April 1, 2021)
Board of Directors	Chair	$67,500	$80,000
	Member	$40,000	$40,000
Audit Committee	Chair	$15,000	$20,000
	Member	$8,000	$10,000
Compensation Committee	Chair	$12,000	$14,000
	Member	$6,000	$6,000
Nominating & Corporate Governance Committee	Chair	$8,000	$10,000
	Member	—	$5,000
In addition to annual cash retainers, our non-employee directors have been granted options to purchase shares of our common stock under our LTIP. If approved, we expect that non-employee directors will be granted awards under our 2021 Plan. From time to time, our non-employee directors are also reimbursed upon request for out-of-pocket expenses incurred in connection with their attendance at Board meetings.
2020 Director Compensation Table
The following table sets forth information regarding the compensation earned for service on our Board in 2020 by our non-employee directors. Doug Doerfler, our President and Chief Executive Officer, and Ron Holtz, our Senior Vice President and Chief Accounting Officer, were also members of our Board but did not receive any additional compensation for service as directors during the year.
Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	Total ($)
J. Stark Thompson, PhD	79,500	22,906	102,406
Will Brooke	61,000	22,906	83,906
Richard Douglas, PhD	40,000	22,906	62,906
Stanley Erck	46,000	22,906	68,906
John Johnston	48,000	22,906	70,906
Art Mandell	56,000	22,906	78,906

(1)
This column reflects the full grant date fair value of options granted during the year measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718, the basis for computing stock-based compensation in our financial statements. The assumptions we used in valuing options are described in Note 2 to our audited financial statements included in our final prospectus dated July 29, 2021, filed with the SEC on July 30, 2021.

(2)
The following table provides information regarding the aggregate number of option awards granted to our non-employee directors that were outstanding as of December 31, 2020:

Name
J. Stark Thompson, PhD	241,333
Will Brooke	142,500

Name
Richard Douglas, PhD	94,700
Stanley Erck	265,067
John Johnston	108,417
Art Mandell	122,000

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
Related-Person Transactions Policy and Procedures
We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Board or our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our Board or our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Board or our Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
The related person transactions policy also covers related party transactions under the AIM Rules for Companies published by the London Stock Exchange, or the AIM Rules, which contains a different definition of a related party to the definition of a related person set out above for U.S. purposes. The AIM Rules require that any transaction with a related party (pursuant to the definition in the AIM Rules) that exceeds 5% in any of the class tests set out in the AIM Rules, taking into account certain provisions relating to aggregation of transactions, should be announced without delay as soon as the terms of the transaction are agreed, and that the announcement should include certain specified information including a statement that our directors (with the exception of any director who is involved in the transaction as a related party) consider, having consulted with our nominated adviser for AIM, that the terms of the transaction are fair and reasonable insofar as our stockholders are concerned.
Certain Related-Person Transactions
Except as described below, there have been no transactions since January 1, 2020 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Executive Compensation” and “Director Compensation.” For a description of severance and change in control arrangements that we have entered into with some of our executive officers, see “Executive Compensation — Potential Payments upon Termination or Change in Control.”
Participation in Our U.S. IPO
In our U.S. IPO which closed on August 3, 2021, certain of our directors, officers, 5% stockholders and their affiliates purchased an aggregate of 1,800,000 shares of our common stock. Each of those purchases was made through the underwriters at the IPO price. The following table sets forth the aggregate number of shares of common stock that these 5% stockholders and their affiliates purchased in our U.S. IPO:
Stockholder	Shares of Common Stock	IPO Price ($)	Gross Proceeds to MaxCyte ($)
Casdin Partners Master Fund, L.P.(1)	1,800,000	13.00	23,400,000

(1)
Casdin Partners Master Fund, L.P. is a holder of 5% or more of our common stock.

2021 Placement
In February 2021, we issued and sold an aggregate of 5,740,000 shares of common stock at a purchase price of £7.00 per share, for an aggregate amount of £40.2 million (approximately $55.3 million as of the issue date). The following table summarizes the shares of common stock purchased by related persons.

Stockholder	Shares of Common Stock	Subscription Price (£)	Gross Proceeds to MaxCyte ($)
Casdin Partners Master Fund, L.P.(1)	890,000	6,230,000	8,579,931
Sofinnova Crossover I SLP(2)	330,000	2,310,000	3,184,612

(1)
Casdin Partners Master Fund, L.P. is a holder of 5% or more of our common stock.

(2)
At the time of this transaction, Sofinnova Crossover I SLP was a holder of 5% or more of our common stock.

Novavax Sublease
In November 2011, we entered into a Lease Agreement, as subsequently amended or restated, the Lease Agreement, with Novavax, Inc., or Novavax, covering the sublease of approximately 19,000 square feet of office and laboratory space. The sublease is currently set to expire in October 2023. Dr. Richard Douglas, a member of the Board, is a member of the board of directors of Novavax and Mr. Stanley Erck, a member of the Board, is the chief executive officer and a director of Novavax. Under the terms of the Lease Agreement, we paid Novavax $623,000 for the year ended December 31, 2020 and $318,300 for the six months ended June 30, 2021.
Indemnification Agreements
We provide indemnification for our directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under our Bylaws, we are required to indemnify our directors and executive officers to the extent not prohibited under Delaware law. We have also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are MaxCyte, Inc. stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting material will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or MaxCyte. Direct your written request to MaxCyte, Inc., Attn: Corporate Secretary; 22 Firstfield Road, Suite 110, Gaithersburg, Maryland 20878, Attention: Investor Relations. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Maher Masoud
Secretary
October 1, 2021

MAXCYTE, INC. 22 FIRSTFIELD ROAD, SUITE 110 GAITHERSBURG, MD 20878 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 10/28/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 10/28/2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following directors to hold office until the 2024 Annual Meeting: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 01) Will Brooke 02) John Johnston 03) Richard Douglas, PhD MAXCYTE, INC. 22 FIRSTFIELD ROAD, SUITE 110 GAITHERSBURG, MD 20878 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 10/28/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 10/28/2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To approve the Company's 2021 Equity Incentive Plan. 3. To approve the Company's 2021 Employee Stock Purchase Plan. 4. To ratify the selection by the Audit Committee of the Board of Directors of CohnReznick LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com MAXCYTE, INC. Annual Meeting of Stockholders October 29, 2021 11:00 AM Eastern Time This proxy is solicited by the Board of Directors The stockholder hereby appoints Doug Doerfler and Maher Masoud, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MAXCYTE, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM Eastern Time on October 29, 2021, at 21 Firstfield Road, Suite 202, Gaithersburg, Maryland 20878, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side